Exhibit B

MILLER
SCHOOL OF MEDICINE
UNIVERSITY OF MIAMI

Dr. Phillip Frost Department of Dermatology and Cutaneous Surgery
Wound Healing Research Laboratory

Effects of Revity on Dermatophytes Using a Porcine Model (Full Study)

Epien Medical

PERSONNEL

Stephen C. Davis, Research Professor
Joel Gil, Laboratory Manager
Michael Solis, Research Associate
Alex Higa, Research Associate

Fringe Benefits
(Employee's benefits
i.e. health insurance, social security, etc.)

SUPPLIES

Animals (2), shipping, per diem, & lab services,
Dermatophytes, Media, Instruments, Gloves, Media, Anesthesia, etc.

SUBTOTAL COST	**35,839.00**
INDIRECT COSTS (36%) (University of Miami's overhead)	**12,902.00**
TOTAL BUDGET	**$ 48,741.00**

May 31, 2022

Research Agreement Amendment No. 1

Institution/Organization ("Miami")	Institution/Organization ("Company")
Name: University of Miami	Name: Epien Medical
Miami PI: Stephen C. Davis	Company Technical Director: Steven Kavros
Project Title: Effects of Revity on Dermatophytes Using a Porcine Model	

Description of change(s) made effective 06/22/2022:

Article 2. **Amount of Funding**

The Amount of Funding has been increased by $48,471.00 to perform the revised Scope of Work/protocol and in accordance with the budget, both attached herein and made a part of this Amendment.

Exhibits:

- **Exhibit A: Additional Scope of Work/Protocol**
- **Exhibit B: Budget**
-

Except as modified above, all other terms and conditions remain unchanged.

MIAMI:
By: ______________________
Authorized Organizational Representative

Name: Brandon Strickland, JD

Title: Exec. Director, Office of Research Admin.

Date: Jun 22, 2022

Company:
By: ______________________
Authorized Organizational Representative

Name: Steven T. Kavros DPM

Title: CMO / VP Epien Med

Date: 6/23/2022